Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes to the policies of the Goldman Sachs
Multi-Manager Alternatives Fund described under Sub-Item 77D are described in the supplement to the Funds Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on October 8, 2015 (Accession No. 0001193125-15-340452),
 which is incorporated herein by reference.